Exhibit 10.23
GRI BIO, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
Signature Page
GRI Bio, Inc., a Delaware corporation (the “Company”), hereby grants to you (the “Optionee”) the following option (the “Option”) to purchase shares of Common Stock, par value $0.01 per share (“Common Stock”), of the Company:

Name of Optionee:	Rohit Loomba

Total Number of Shares Subject to this Option:	68,352

Exercise Price per Share:	$0.73

Grant Date:	11/04/2016

Number of Vested Options on Grant Date:	22,784

Number of Shares Subject to Vesting Schedule	45,568

Vesting Schedule	See Exhibit A

Date Fully Vested:	11/04/2018

Expiration Date:	11/04/2026
By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”) and this Nonqualified Stock Option Agreement (this “Agreement”), which includes the incorporated terms and conditions attached to and made a part of this Agreement. This Agreement is an Award Agreement issued under the Plan.

Optionee:	GRI Bio, Inc.

/s/ Rohit Loomba	/s/ W. Marc Hertz

Address:	Print Name:	W. Marc Hertz
	Title:	CEO

GRI Bio, Inc.
Nonqualified Stock Option Agreement
under the 2015 Equity Incentive Plan
Incorporated Terms and Conditions
1.    Grant of Option. On the terms and conditions set forth in this Agreement, the Company grants to the Optionee on the Grant Date set forth on the Signature Page of this Agreement (the “Grant Date”) this Option to purchase at the exercise price per share set forth on the Signature Page of this Agreement (the “Exercise Price”) the number of shares of Common Stock set forth on said Signature Page (the “Shares”). This Option is granted pursuant to and is governed by the Plan, the terms of which are incorporated into this Agreement by this reference. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan.
2.    Type of Option. This Option is intended to qualify as an Nonqualified Stock Option. No portion of the Option is intended to be an incentive stock option within the meaning of Section 422 of the Code. It is agreed that the Exercise Price is at least one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.
3.    Exercisability Schedule. If the Optionee’s service with the Company has continued through the periods set forth in the Vesting Schedule set forth on the Signature Page of this Agreement, the Optionee may exercise the Option for such number of Shares as have become exercisable pursuant to such Vesting Schedule. Notwithstanding the foregoing, upon the consummation of a Change in Control (as defined in the Plan), the Board, in its sole discretion, may (i) accelerate the exercisability, prior to the effective date of such Change in Control, of all or a portion of this Option, (ii) upon written notice, provide that this Option must be exercised, to the extent then exercisable, within a specified number of days after the date of such notice, at the end of which period such Option shall terminate, (iii) if there is a surviving or acquiring entity, and subject to the consummation of such Change in Control, cause that entity or a subsidiary of that entity to grant replacement awards having such terms and conditions as the Board determines to be appropriate in its sole discretion, upon which replacement this replaced Option shall be terminated or cancelled, as the case may be, (iv) terminate this Option and make such payments, if any, therefor (or cause the surviving or acquiring entity to make such payments, if any, therefor) as the Board determines to be appropriate in its sole discretion (including, without limitation, with respect to only the then exercisable portion of this Option based on the Fair Market Value of the underlying shares as determined by the Board in good faith), upon which termination this Option shall immediately cease to have any further force or effect, which, for such purposes, shall include a payment of zero for any outstanding Options in such cases where the exercise price of the relevant Options is exceeded by the Fair Market Value or per share consideration in the Change in Control, or (v) take any combination (or none) of the foregoing actions. The foregoing rights are cumulative and may be exercised only before the expiration date set forth on the Signature Page of this Agreement.
4.    Exercise.
(a)    General. Within the limits set forth in Section 3 above and the Plan, the Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time. No fractional Shares may be purchased except in combination with a fraction or fractions under another currently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share. In addition, the exercise of the Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of the Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

(b)    Deliveries. To exercise the Option, the Optionee (or other person exercising the Option) must deliver to the Company the following:
(i)    a completed and signed Notice of Stock Option Exercise, in the form of Attachment A hereto (the “Exercise Notice”) specifying the number of Shares with respect to which the Option is being exercised. If the Option is being exercised by a person other than the Optionee, the Exercise Notice must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Company deems necessary;
(ii)    payment in full of the aggregate Exercise Price of the Shares being purchased:
(A)    by check made payable to the order of the Company;
(B)    subject to Section 4(c), below, if previously approved by the Board, by delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price;
(C)    if previously approved by the Board, by delivery of a full recourse promissory note;
(D)    if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system) and if previously approved by the Board, by delivery of an irrevocable undertaking, satisfactory in form and substance to the Company, by a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes, or delivery by the Optionee to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes;
(E)    if the Common Stock is then traded on a national securities exchange) and if previously approved by the Board, by delivery by the Optionee to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to pledge such Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes; or
(F)    subject to Section 4(c), if applicable, if previously approved by the Board, by any combination of payment provided by (A) through (E) above in accordance with the terms of the Plan; and
(iii)    a stock transfer power, satisfactory in form and substance to the Company and duly executed in blank by the Optionee, sufficient to transfer the Shares.
(c)    Limitations on Payment by Delivery of Common Stock. If clauses (B) or (F) of Section 4(b)(ii), above, is applicable, and if the Optionee wishes to deliver shares of Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the aggregate Exercise Price, then:
(i)    the certificate or certificates representing such Old Stock shall be duly endorsed for transfer to the Company and such Old Stock shall be free of all transfer restrictions, liens, encumbrances and other legal or equitable interests;

(ii)    if the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement; and
(iii)    notwithstanding any provision of this Agreement to the contrary, the Optionee may not pay any part of the aggregate Exercise Price hereof by transferring Old Stock to the Company unless the Board determines that payment of the aggregate Exercise Price by delivery of such Old Stock will not result in a charge to earnings for financial accounting purposes.
(d)    Legal and Regulatory Matters. The Plan, this Agreement, this Option and the obligation of the Company to sell and deliver the Shares upon exercise of this Option are and shall be subject to (i) all applicable laws, government regulations and rules and (ii) all applicable regulations and rules adopted by the Board in accordance with the Plan. Without limiting the generality of the foregoing, no Shares shall be issued upon the exercise of this Option unless and until the Company has determined in its sole discretion that: (i) the Company and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), or to perfect an exemption from the registration requirements of the Securities Act; (ii) any applicable listing requirements of any stock exchange or other securities market on which the Common Stock is listed have been satisfied; and (iii) all other applicable provisions of federal and state law have been satisfied.
5.    Option Not Transferable. Neither this Option nor any interest therein is transferable or assignable, by operation of law or otherwise, except by will or by the laws of descent and distribution. During the Optionee’s lifetime only the Optionee can exercise this Option, and this Option shall not be subject to sale under execution, attachment, levy or similar process. Any such transfer, assignment or sale in violation of this Agreement shall be void.
6.    Termination of Option.
(a)    Termination of Service. Except as otherwise determined by the Board, upon the termination of the service of the Optionee to the Company (or to an affiliate), this Option shall expire on the earliest of the following occasions:
(i)    the date that is ninety (90) days after the termination of the Optionee’s service other than for Cause (as defined below) or by reason of death or disability;
(ii)    the date of the termination of the Optionee’s service by the Company for Cause;
(iii)    the date one (1) year after the termination of the Optionee’s service by reason of Disability;
(iv)    the date one (1) year after the termination of the Optionee’s service by reason of the Optionee’s death; or
(v)    the specified expiration date of the Option, as set forth on the Signature Page of this Agreement.
The Optionee may exercise all or any part of this Option at any time before the expiration of this Option under this Section 6, but only to the extent that this Option had become exercisable before the Optionee’s service terminated and the underlying Shares had vested before the Optionee’s service terminated. The balance of this Option shall lapse when the Optionee’s service terminates. In the event that the Optionee dies during the Optionee’s service, or after the termination of the Optionee’s service but before the expiration of this Option, all or part of this

Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this Option had become exercisable before the Optionee’s service terminated and the underlying Shares had vested before the Optionee’s service terminated.
“Cause” is conduct by the Optionee, as determined by the Board, constituting one or more of the following: (A) the commission of an act in deliberate disregard of the rules or policies of the Company whether or not it results in loss, damage or injury to the Company or any of its subsidiaries or adversely affects the business activities, reputation, goodwill or image of the Company or any of its subsidiaries; or (B) the commission of any material act of disloyalty, dishonesty or breach of fiduciary duty to the Company, or (C) the commission of an act of embezzlement or fraud; or (D) the unauthorized disclosure of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation of any noncompetition covenant or assignment of inventions obligations with the Company; or (E) the commission of any act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (F) the charge by indictment or information with the commission of a felony involving charges of dishonesty or moral turpitude or the conviction of a felony of any kind; or (G) the failure to perform in a material respect his or her service obligations without proper cause or otherwise materially breach any service, consulting or independent contractor agreement between the Company and Optionee.
(b)    Termination on Change in Control. Except as otherwise determined by the Board, but subject to Section 3 of this Agreement, in the case of a Change in Control, this Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Option or the substitution for this Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 13 of this Agreement. In the event of any transaction that will result in such termination, the Company shall give to the Optionee written notice thereof at least ten (10) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.
(c)    Cancellation Pursuant to Plan. This Option may also be cancelled and terminated by the Board or the Committee pursuant to the Plan.
(d)    Expiration. Unless terminated earlier under Section 6(a), (b) or (c), this Option shall expire on the expiration date of the Option, as set forth on the Signature Page of this Agreement, which in no event shall be more than ten (10) years from the date the Option was granted.
7.    No Rights as Stockholder. The Optionee (or any other person entitled to exercise this Option) shall not be entitled to any rights as a stockholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the stock transfer books of the Company in the name of the Optionee (or such other person).
8.    Right of Repurchase by the Company of Stock Held by the Optionee.
(a)    Right to Purchase upon Termination other than for Cause. If the Optionee’s service is terminated for any reason other than for Cause, the Company or its designee(s) (collectively, the “Buyer”) shall have the right to purchase, for a period of three (3) months after such event, from the Optionee and his transferees (collectively, the “Seller”) free and clear of all liens and encumbrances other than liens securing indebtedness of the Company, all or any portion of the Shares owned by the Seller (collectively, the “Seller's Securities”) for a price equal to the Fair Market Value of such Seller's Securities being so purchased. If the Buyer elects to so purchase such Seller’s Securities, then upon thirty (30) days’ prior notification of the Seller, the Seller shall sell and the Buyer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Buyer, which shall not be more than thirty (30) days following the date of notification to the Seller.
(b)    Right to Purchase upon Termination for Cause or Violation of Non-Competition, Non-Solicitation or Confidentiality Obligations. If (i) the Company terminates the Optionee’s service with the Company for Cause or (ii) the Optionee breaches any confidentiality, noncompetition or nonsolicitation obligation to the Company, including any such obligation contained in any other service, consulting or independent contractor agreement between the Optionee and the Company, then in any such event the Buyer shall have the right to purchase, for a period of three (3) months after such event, from the Optionee free and clear of all liens and encumbrances other than liens securing indebtedness of the Company, all or any portion of the Seller's Securities at a price per share equal the lesser of (x) the cost with respect to each such Share and (y) the Fair Market Value of each such Share on the date of termination of service. If the Buyer elects to so purchase such Shares, then upon thirty (30) days’ prior notification of the Seller, the Seller shall sell and the Buyer shall purchase such Shares. The closing of such purchase and sale shall take place on a date designated by the Buyer, which shall not be more than thirty (30) days following the date of notification to the Seller.
9.    Restrictions on Transfer.
(a)    No Transfer. The Optionee shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”), any of the Shares, or any interest therein, unless such transfer is made in compliance with the provisions of this Agreement.
(b)    Prohibited Transfers. The Optionee shall not transfer any Shares if such transfer:
(i)    Violates state or Federal securities law; or
(ii)    Is made to a competitor of the Company as determined by the Board.
(c)    Lock-Up Agreement. The Optionee agrees, if requested by the Company (or a representative of the underwriters) in connection with an underwritten registration of the offering of any securities of the Company, not to sell or otherwise transfer or dispose of any Shares or other securities of the Company during such period as may be requested by the Company or the representative of the underwriters; provided, however, that such period shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The Optionee agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within a reasonable timeframe if so requested by the Company. The Company may impose stop transfer restrictions with respect to securities subject to the foregoing restrictions until the end of such period.
(d)    Effect of Prohibited Transfer. Any transfer of Options or Shares in violation of this Agreement shall be void. The Company shall not be required (i) to transfer on its books any of the Shares which shall have been transferred in violation of this Agreement, or (ii) to treat as the owner of such Shares or pay dividends to any transferee to whom any such Shares shall have been so transferred.
10.    Investment Representations. In connection with the purchase and sale of the Shares contemplated by this Agreement, the Optionee hereby represents and warrants to the Company as follows:
(a)    The Optionee is purchasing the Shares for the Optionee’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.
(b)    The Optionee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the

Optionee’s investment in the Company and has consulted with the Optionee’s own advisers with respect to the Optionee’s investment in the Company.
(c)    The Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(d)    The Optionee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
(e)    The Optionee understands that the Shares are not registered under the Securities Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Optionee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.
11.    Legends.
(a)    Legends on Certificates. Unless the Shares issued hereunder have been registered under the Securities Act, each certificate evidencing any of such Shares shall bear a legend referring to the restrictions on transfer imposed by the Securities Act, and any applicable state securities laws, as well as the following legend:
“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS UPON TRANSFER AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL OF THE TERMS AND CONDITIONS OF A CERTAIN STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED OWNER OF THIS CERTIFICATE. THE COMPANY WILL FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”
(b)    Removal of Legends. If, in the opinion of counsel to the Company, any legend placed on a stock certificate representing Shares issued under this Agreement is no longer required, then the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.
12.    No Retention Rights. Nothing in the Plan or this Agreement confers upon the Optionee any right to continue to provide services to the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Optionee, which rights are expressly reserved by each, to terminate the Optionee’s service at any time and for any reason, with or without Cause.
13.    Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement remains in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, (a) any and all new, substituted or additional securities to which the Optionee is entitled by reason of his ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares and (b) appropriate adjustment shall be made to the Exercise Price. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14.    Taxes. As a condition to the issuance of Shares upon exercise of this Option, the Optionee hereby agrees that, if the Company in its discretion determines that it is or could be obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any such Shares or other property acquired pursuant to the Option, the Company may, in its discretion, withhold the appropriate amount of tax (a) in cash from the Optionee’s wages or other remuneration or (b) in kind from such Shares or other property otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount sufficient to satisfy the withholding obligation of the Company, the Optionee will on demand, and as a condition to the issuance of such Shares upon the exercise of this Option, make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Board deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security.
15.    Amendments. The Board may at any time or times amend the Plan or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination, amendment of the Plan or amendment of this Agreement shall, without the Optionee’s consent, materially adversely affect the Optionee’s rights under this Agreement.
16.    Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.
17.    Miscellaneous.
(a)    Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
(b)    Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Optionee fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Optionee’s obligations hereunder and to obtain immediate injunctive relief. The Optionee shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.
(c)    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.
(d)    Notices. All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: President, and if to the Optionee, to the address shown beneath his or her signature on the Signature Page of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 17(d).
(e)    Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

(f)    Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board, but no such waiver shall operate to the detriment of the Optionee without the Optionee’s consent.
(g)    Administration. The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board may establish. Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board, the Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by the Optionee, or by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.

Attachment A
Notice of Stock Option Exercise
(To be completed and signed only on exercise of Option)
I hereby exercise the stock option (the “Option”) granted by GRI Bio, Inc. DBA GRI Bio, Inc. (the “Company”) to me on ____________, subject to all the terms and provisions thereof as contained in the Nonqualified Stock Option Agreement of the same date signed by me concerning such Option (the “Agreement”) and in the Company’s 2015 Equity Incentive Plan referred to therein (the “Plan”), and notify you of my desire to purchase __________ Shares pursuant to the Option.
Enclosed is my check in the sum of $____________ in full payment for such Shares and applicable withholding taxes.*
I hereby confirm to the Company each of my representations, covenants and agreements in the Agreement.
All capitalized terms in this Notice of Stock Option Exercise have the meanings set forth in the Agreement or in the Plan, as the case may be.

DATED:

Signature:

Name:
_________________________
*    Alternative payment methods may be permitted pursuant to the Plan. Please inquire of the Company if you are interested in such alternatives.

Exhibit A
VESTING SCHEDULE
Rohit Loomba
22,784 shares vest and become exercisable immediately upon the date of grant.
The remaining shares vest and become exercisable in 24 consecutive monthly installments beginning one month after the date of grant (1,899 shares per month for 23 months and 1,891 shares in month 24), provided the recipient has remained an employee or director of, or consultant to, the Company through each such date.